UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	98-1556622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2022, Surrozen Operating, Inc. (“Surrozen”), a wholly-owned subsidiary of Surrozen, Inc. (the “Company”), entered into a Collaboration and License Agreement (the “CLA”) with Boehringer Ingelheim International GmbH (“BI”) to research, develop and commercialize Fzd4 bi-specific antibodies designed using Surrozen’s SWAP™ technology, including SZN-413 which Surrozen recently nominated as a development candidate for the treatment of retinal vascular associated diseases.

Under the terms of the CLA, BI and Surrozen will conduct collaborative research focused on SZN-413 during a one-year period, which BI has the right to extend by up to 6 months. After completion of the collaborative research, BI may choose one lead and two back-up Fzd4 bi-specific antibodies. BI will have an exclusive, royalty-bearing, worldwide, sublicensable license, under Surrozen’s applicable patents and know-how, to develop, manufacture and commercialize such antibodies and their derivatives (“Licensed Products”) for all uses, and BI shall be responsible for all further research, preclinical and clinical development, manufacturing, regulatory approvals, and commercialization of Licensed Products at its expense. For five years after the effective date of the CLA, Surrozen is prohibited from preclinically and clinically developing or commercializing Fzd4 bi-specific antibodies for any diseases of the eye, and BI is prohibited from clinically developing or commercializing Licensed Products for any purpose other than diseases of the eye.

Under the terms of the CLA, Surrozen will receive an upfront payment of $12.5 million and will be eligible to receive up to $586.5 million in success-based development, regulatory, and commercial milestone payments plus mid-single digit to low-double digit royalties on potential net commercial sales of Licensed Products. The royalty payments will be subject to reduction due to patent expiration, generic competition and payments made under certain licenses for third-party intellectual property.

The CLA will continue, on a product-by-product and country-by-country basis, until the expiration of the applicable royalty term, unless earlier terminated. BI has the right to terminate the CLA for any reason after a specified notice period. Each party has the right to terminate the CLA on account of the other party’s bankruptcy or material, uncured breach.

The foregoing description of the CLA and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the CLA, which will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SURROZEN, INC.

Date:	October 6, 2022	By:	/s/ Charles Williams
Name: Charles Williams Title: Chief Financial Officer